                                                                  EXHIBIT (b)(5)


                         Preliminary Materials Presented

                                       at

                            Special Committee Meeting

                                       on

                                December 2, 1997

-------
Goldman                                                      Highly Confidential
Sachs
-------

FINA, Inc.
Discussion Materials

Goldman, Sachs & Co.
December 2, 1997

Table of Exhibits

                                                                         Exhibit

Comparison of Original and Revised Corporate Plan                           1

Trading History of Comparable Companies                                     2

Summary of Valuation Analysis                                               3

                                                                        Appendix

Supplementary Information                                                   A

Goldman, Sachs & Co.

                                    Exhibit 1

Observations on Revised Projections

o     "Goal-oriented" v. "Realistic"
      --    balance sheet constraints

o     Chemicals
      --    volumes relatively unchanged
      --    significant margin pressure in 1998
      --    cyclical downturn longer and more severe than previously anticipated
      --    capital spending modestly lower

o     Exploration & Production
      --    volumes significantly reduced beginning in 1998
      --    net pricing relatively unchanged
      --    capital spending reduced by $230 million over plan period

o     Refining & Marketing
      --    modest increases in throughput
      --    net margins show modest improvement in 1998, decline thereafter
      --    capital spending reduced and delayed until 1999

o     Steam Cracker Project
      --    over $350 million in capital spending
      --    attractive investment justified by conservative economics

Goldman, Sachs & Co.

Comparison of Original and Revised Projections
FINA Consolidated

                   1997E       1998E       1999E       2000E      2001E       CAGR
                 ---------   ---------   ---------   ---------  ---------   ---------
EBITDA
  April 97         $474.0     $547.5      $650.9      $746.0      $860.7      16.1%
  November 97       455.9      458.2       554.0       626.6       861.3      17.2
  Variance           (3.8)%    (16.3)%     (14.9)%     (16.0)%       0.1%

DCF
  April 97         $364.3     $403.5      $488.1      $590.6      $700.9      17.8%
  November 97       369.1      349.7       415.2       485.0       596.8      12.8
  Variance            1.3%     (13.3)%     (14.9)%     (17.9)%     (14.9)%

EPS
  April 97          $5.10      $6.13       $7.42       $9.27      $11.63      22.9%
  November 97        4.64       4.43        6.01        7.28       11.02      24.1
  Variance          (9.0)%    (27.7)%     (19.0)%     (21.5)%       (5.2)%

Goldman, Sachs & Co.

                                    Exhibit 2

Trading Histories
Market Benchmarks

                                                                                 20% Premium
                                        % Growth                Implied          to Implied
                                   2/24/97 to 11/28/97      Stock Price (a)      Stock Price
--------------------------------------------------------------------------------------------
Dow Jones                                11.6%                 $55.95              $67.14

S&P 400                                  17.8                   59.07               70.88

Domestic Integrateds                     12.9                   56.60               67.92

Exploration & Production                  0.4                   50.31               60.37

Refining & Marketing                     23.3                   61.79               74.15

Commodity Chemicals                      15.7                   58.01               69.61

Current Stock Price (11/28/97)                                                     $65.50

(a) FINA's closing share price of $50.13 as of February 24, 1997, one day prior to PetroFina's announcement and adjusted by relevant stock price appreciation since 2/24/97.

Comparison of Selected Trading Multiples
By Industry Segment
Median Multiples, Excluding FINA

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------
                            Domestic Integrated Oils
--------------------------------------------------------------------------------
P/DCF-1997E
                April (a)         June (b)       November (c)
                  5.2x              5.9x            6.2x
    % Change                       13.5%           19.2%

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------
                            Domestic Integrated Oils
--------------------------------------------------------------------------------
P/E-1997E
                 April (a)        June (b)       November (c)
                  13.9x           15.7x            15.6x
    % Change                      12.9%            12.2%

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------
                         Independent Refining Companies
--------------------------------------------------------------------------------
P/DCF-1997E
                 April (a)        June (b)      November (c)
                  6.1x             6.6x             6.2x
    % Change                       8.2%             1.6%

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------
                         Independent Refining Companies
--------------------------------------------------------------------------------
P/E-1997E
                 April (a)        June (b)       November (c)
                  18.7x           19.0x            14.3x

    % Change                       1.6%           (23.5)%

(a)   As of April 4, 1997.
(b)   As of June 3, 1997.
(c)   As of November 28, 1997.

Comparison of Selected Trading Multiples
By Industry Segment
Median Multiples, Excluding FINA

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------
                      Exploration and Production Companies
--------------------------------------------------------------------------------
P/DCF-1997E
                April (a)          June (b)      November (c)
                   4.8x            5.7x              5.7x

    % Change                      18.8%             18.8%

   [The following table was depicted as a bar chart in the printed material.]

--------------------------------------------------------------------------------
                               Commodity Chemicals
--------------------------------------------------------------------------------
Enterprise Value/EBITDA-Normalized

               April (a)         June (b)       November (c)
                   5.2x            4.9x             5.3x
    % Change                      (5.8)%            1.9%

(a)   As of April 4, 1997.
(b)   As of June 3,1997.
(c)   As of November 28, 1997.

                                    Exhibit 3

Summary of Valuation Benchmarks

                                      June 5, 1997            December 2, 1997
                                       Update (a)                 Update (b)
                                  -------------------        -------------------
Stock Price (c)                         $67.25                     $65.50
Valuation Benchmarks (d)            Low        High            Low        High
--------------------------        -------     -------        -------     -------
Domestic Integrated Comps
   1997E DCF                        $63         $76            $66         $80
         P/E                         73          88             65          80

   1998E DCF                         62          75             59          72
                                                             -------------------
         P/E                         78          94             58          70
                                                             -------------------

Weighted-Average Comps
   1997E DCF                        $65         $78            $64         $78
                                                             -------------------
         P/E                         72          87             56          69
                                                             -------------------

                                                             -------------------
Asset Valuation                     $52         $60            $44         $52
                                                             -------------------

                                                             -------------------
DCF Analysis                        $60         $68            $40         $46
PV of Future Stock Prices           $56         $69            $47         $57
                                                             -------------------
Cash EPS Breakeven                  $55         $80            $55         $80
Stock EPS Breakeven                 $51         $66            $51         $65

(a)   Based on April 1997 projections and prior Special Committee presentation.
(b) Based on November 1997 projections and a valuation methodology consistent with June 5, 1997 Special Committee presentation.
(c)   As of June 3, 1997 and November 28, 1997, respectively.
(d)   Valuation methodology consistently applied.

Goldman, Sachs & Co.

FINA
Summary of Sensitivity Analysis

                                          $ Change in           $ Change in
                                         1998 EBIT (mm)      Value per Share (a)
--------------------------------------------------------------------------------
Exploration & Production
    CERA crude oil prices (b)                $(1.2)               $(1.27)
    CERA natural gas prices (b)              (18.7)                (4.07)

Refining & Marketing
    Original Big Spring margins (c)         $(11.5)               $(0.48)

Chemicals (d)
    Styrene                                   $8.4                $(0.36)
    Polystyrene                               31.0                  2.56
    Polypropylene                             45.4                  2.92
    Polyethylene                              10.8                 (0.20)

Steam Cracker (e)                             $0.0                $ 2.32

(a) Value per share represents the present value, at a 10% discount rate, of FINA's projected free cash flows for the period 1997-1999 and 13% for the period 2000-2001.

(b) Source: Cambridge Energy Research Associates' Oil and Natural Gas Outlook as of 11/18/97 (Boom/Bust Scenario).

(c)   Source: FINA 1997 Corporate Plan as of April 4, 1997.

(d) Source: Chem Systems margin projections based on Petroleum and Petrochemical Economics Executive Report "Price Forecasts for U.S. Petrochemicals and Polymers" (Base Cycle Case/Leader).

(e) Based on FINA's projections as of November 1997; represents the present value, at a 13% discount rate, of 1997-2001 cash flows, with terminal value of 5.5 times 2002 estimated discretionary cash flow discounted back to year-end 2001.

                                   Appendix A

Comparison of Original and Revised Projections
(dollars in millions)

                       1997E                    1998E                    1999E
               ----------------------   ----------------------   ----------------------
               Apr-97  Nov-97  % Var.   Apr-97  Nov-97  % Var.   Apr-97  Nov-97  % Var.
               ------  ------  ------   ------  ------  ------   ------  ------  ------
EBITDA                         -------                  -------                  -------
  Chemicals    $205.8  $153.2  (25.6)%  $243.0  $162.7  (33.0)%  $271.8  $257.5   (5.3)%
  E&P           157.5   170.2     8.1%   158.0   156.9     0.6%   212.6   164.5  (22.6)%
  R&M           123.6   146.9    18.9%   162.1   150.2   (7.3)%   180.6   145.4  (19.5)%
  Total         474.0   455.9   (3.8)%   547.5   457.5  (16.4)%   650.9   554.0  (14.9)%

EBIT
  Chemicals    $176.5  $123.7  (29.9)%  $208.0  $128.4  (38.3)%  $230.6  $208.3   (9.7)%
  E&P            64.1    72.3    12.8%    57.7    67.4    16.8%    95.9    79.8  (16.8)%
  R&M            55.3    78.6    42.1%    89.3    77.8  (12.9)%   104.9    71.1  (32.2)%
  Corporate     (17.8)  (22.1)   24.2%   (18.6)  (21.3)   14.5%   (19.0)  (22.3)   17.4%
  Total         278.1   252.5   (9.2)%   336.4   252.3  (25.0)%   412.4   336.9  (18.3)%

DCF
  Chemicals    $132.7  $130.9   (1.4)%  $131.5  $104.2  (20.8)%  $155.4  $145.4   (6.4)%
  E&P           122.3   144.6    18.2%   128.1   115.9   (9.5)%   169.7   129.8  (23.5)%
  R&M            80.7    75.8   (6.1)%   107.1    99.7   (6.9)%   118.5    97.9  (17.4)%
  Total         364.3   369.1     1.3%   403.5   349.7  (13.3)%   488.1   415.2  (14.9)%

Net Income     $159.3  $145.0   (9.0)%  $191.3  $138.4  (27.7)%  $231.5  $187.5  (19.0)%

EPS             $5.10   $4.64   (9.0)%   $6.13   $4.43  (27.7)%   $7.42   $6.01  (19.0)%
                               -------                  -------                  -------

                         2000E                    2001E
                 ----------------------   ----------------------
                 Apr-97  Nov-97  % Var.   Apr-97  Nov-97  % Var.
                 ------  ------  ------   ------  ------  ------
                                 -------                  -------
EBITDA
  Chemicals      $319.4  $302.7   (5.2)%  $376.2  $469.2    24.7%
  E&P             247.5   141.1  (43.0)%   289.4   182.8  (36.8)%
  R&M             193.6   149.9  (22.6)%   209.8   158.4  (24.5)%
  Total           746.0   626.6  (16.0)%   860.7   861.3     0.1%

EBIT
  Chemicals      $278.2  $253.5   (8.9)%  $335.1  $394.1    17.6%
  E&P             122.4    95.9  (21.7)%   159.2   142.1  (10.7)%
  R&M             114.1    72.4  (36.5)%   127.4    79.6  (37.5)%
  Corporate       (19.4)  (24.8)   27.8%   (19.8)  (25.3)   27.8%
  Total           495.3   397.0  (19.8)%   601.9   590.6   (1.9)%

DCF
  Chemicals      $203.3  $196.8   (3.2)%  $253.1  $288.4    13.9%
  E&P             196.2   141.1  (28.1)%   226.4   182.8  (19.3)%
  R&M             132.8   102.1  (23.1)%   159.7   105.8  (33.7)%
  Total           590.6   485.0  (17.9)%   700.9   596.8  (14.9)%

Net Income       $289.4  $227.2  (21.5)%  $363.0  $343.9   (5.3)%

EPS               $9.27   $7.28  (21.5)%  $11.63  $11.02   (5.3)%
                                 -------                  -------

Notes:

Original projections based on FINA, Inc. 1997 Corporate Plan finalized in November/December 1996.

Revised projections based on 1997 Five Year Financial Plan updated in April and November 1997.

Financial data based on management projections.

Comparison of Original and Revised Projections

                                          1997E                    1998E                    1999E
                                 -----------------------  -----------------------  -----------------------
(dollars in millions)             Apr-97  Nov-97  % Var.   Apr-97  Nov-97  % Var.   Apr-97  Nov-97  % Var.
                                  ------  ------  ------   ------  ------  ------   ------  ------  ------
Principal Factors Behind Revised Estimates
                                                 -------                 -------                   -------
Chemicals
  Styrene Margin (cents/lb)        2.17    2.30     6.0%    2.63    1.90  (27.8)%    3.70    3.50   (5.4)%
  Styrene Volumes (MMLbs)         1,306   1,354     3.6%   1,350   1,399     3.6%   1,300   1,319     1.5%

  Polystyrene Margin (cents/lb)    2.35    1.10  (53.2)%    2.80    2.00  (28.6)%    3.13    3.00   (4.2)%
  Polystyrene Volumes (MMLbs)     1,050     983   (6.4)%   1,100   1,107     0.6%   1,100   1,120     1.8%

  Polypropylene Margin (cents/lb)  6.00    3.55  (40.8)%    6.00    3.25  (45.8)%    4.80    3.80  (20.8)%
  Polypropylene Volumes (MMLbs)   1,438   1,390   (3.3)%   1,600   1,540   (3.8)%   1,750   1,850     5.7%

  HDPE Margin (cents/lb)           7.50    5.95  (20.7)%    6.25    4.25  (32.0)%    6.60    5.40  (18.2)%
  Polyethylene Volumes (MMLbs)      400     375   (6.3)%     590     460  (22.0)%     825     825     0.0%

Refining & Marketing
  SEBU
  Throughput (MBD)                  178     176   (1.1)%     178     178     0.0%     178     181     1.7%
  Gross Margin ($/Bbl)            $3.28   $3.80    15.9%   $3.50   $3.50     0.0%   $3.69   $3.50   (5.1)%

  SWBU
  Throughput (MBD)                   53      57     8.3%      57      61     6.1%      59      61     3.1%
  Gross Margin ($/Bbl)            $4.00   $4.90    22.5%   $4.11   $4.60    11.9%   $4.23   $4.60     8.7%

Exploration and Production
  Crude Oil Price ($/Bbl)        $18.64  $17.95   (3.7)%  $17.45  $16.70   (4.3)%  $18.08  $17.25   (4.6)%
  Natural Gas Price ($/Mcf)        2.25    2.60    15.6%    2.14    2.45    14.5%    2.18    2.40    10.1%

  Crude Oil Volume (MBD)            10.5   10.0   (4.8)%    13.4     9.5  (29.1)%    17.1     9.4  (45.0)%
  Natural Gas Volume (MMcf/D)      195.3  186.0   (4.8)%   220.5   197.0  (10.7)%   265.2   219.4  (17.3)%
                                                 -------                 -------                   -------

                                          2000E                    2001E
                                 -----------------------  -----------------------
(dollars in millions)             Apr-97  Nov-97  % Var.   Apr-97  Nov-97  % Var.
                                  ------  ------  ------   ------  ------  ------
Principal Factors Behind Revised Estimates
                                                 -------                  -------
Chemicals
  Styrene Margin (cents/lb)        3.49    4.00    14.6%    3.75    4.75    26.7%
  Styrene Volumes (MMLbs)         1,360   1,300   (4.4)%   1,610   1,300  (19.3)%

  Polystyrene Margin (cents/lb)    5.00    5.00     0.0%    6.00    5.50   (8.3)%
  Polystyrene Volumes (MMLbs)     1,125   1,145     1.8%   1,125   1,145     1.8%

  Polypropylene Margin (cents/lb)  5.70    3.80  (33.3)%    7.20    5.20  (27.8)%
  Polypropylene Volumes (MMLbs)   1,825   1,950     6.8%   1,900   2,050     7.9%

  HDPE Margin (cents/lb)           7.00    6.40   (8.6)%    7.00    6.70   (4.3)%
  Polyethylene Volumes (MMLbs)      850     850     0.0%     850     850     0.0%

Refining & Marketing
  SEBU
  Throughput (MBD)                  178     176   (1.1)%     178     176   (1.1)%
  Gross Margin ($/Bbl)            $3.90   $3.55   (9.0)%   $3.94   $3.55   (9.9)%

  SWBU
  Throughput(MBD)                    52      61    18.1%      59      61     3.4%
  Gross Margin ($/Bbl)            $4.36   $4.70     7.8%   $4.49   $4.70     4.7%

Exploration and Production
  Crude Oil Price ($/Bbl)        $18.68  $17.90   (4.2)%  $19.46  $18.60   (4.4)%
  Natural Gas Price ($/Mcf)        2.28    2.35     3.1%    2.39    2.40     0.4%

  Crude Oil Volume (MBD)           17.7     9.6  (45.8)%    19.4    14.3  (26.3)%
  Natural Gas Volume (MMcf/D)     302.4   257.2  (14.9)%   331.8   291.1  (12.3)%
                                                 -------                  -------

Notes:

Original projections based on FINA, Inc. 1997 Corporate Plan finalized in November/December 1996.

Revised projections based on 1997 Five Year Financial Plan updated in April and November 1997

Financial data based on management projections.